Exhibit 99.1

GRIFFON CORPORATION PRICES OFFERING OF $100 MILLION OF
4.0% CONVERTIBLE SUBORDINATED NOTES

NEW YORK, NEW YORK – (December 16, 2009) – Griffon Corporation (NYSE: GFF) (“Griffon” or the “Company”) today announced the pricing of $100 million principal amount of its 4.0% Convertible Subordinated Notes due 2017 (the “Convertible Notes”).  The Convertible Notes were offered and sold in a private placement solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering is expected to close on or about December 21, 2009. Griffon has also granted the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $15 million aggregate principal amount of Convertible Notes solely to cover over-allotments.

Interest on the Convertible Notes will be payable semiannually at a rate of 4.0% per annum on January 15 and July 15 of each year, beginning July 15, 2010, and will be convertible into shares of Griffon’s common stock. The initial conversion rate of the Convertible Notes is 67.0799 shares of Griffon’s common stock per $1,000 principal amount of Convertible Notes, corresponding to an initial conversion price of approximately $14.91 per share of Griffon’s common stock. This represents a 23% conversion premium over $12.12, the reported closing price per share of Griffon’s common stock on the New York Stock Exchange on December 15, 2009. In lieu of delivering shares of its common stock, Griffon may settle any conversion of the Convertible Notes through the delivery of cash or a combination of cash and shares of its common stock.

The Convertible Notes will mature on January 15, 2017, unless earlier repurchased by Griffon at the holder’s option or converted. Holders may convert their Convertible Notes prior to the close of business on the business day immediately proceeding July 15, 2016 only under certain circumstances. On and after July 15, 2016, a holder may convert its Convertible Notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Griffon will add the net proceeds from the offering to its existing cash balance of approximately $321 million at September 30, 2009, which Griffon intends to use for general corporate purposes, including working capital, the repayment or repurchase of corporate indebtedness, investment in current segments and/or acquisitions of other businesses outside its current portfolio.

This notice does not constitute an offer to sell, or the solicitation of an offer to buy, securities. Any offers of the Convertible Notes will be made only by means of private offering circulars. The Convertible Notes and the shares of Griffon common stock issuable upon conversion of the Convertible Notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, statements regarding the Company’s offering, including the amount and terms of the Convertible Notes. The proposed offering is subject to market conditions and the Company cannot assure that the offering will be completed on favorable terms, if at all. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Relations Contact:
Douglas J. Wetmore	James Palczynski
Chief Financial Officer	Principal and Director
Griffon Corporation	ICR Inc.
(212) 957-5000	(203) 682-8229
712 Fifth Avenue, 18th Floor
New York, NY 10019